Exhibit 99.1

OptimizeRx Announces Agreement with a Top Pharmaceutical

Manufacturer to Use its Evidence-Based Physician Engagement to Solve Lapse in Medical Coverage Barrier for Patients

OptimizeRx’s AI-driven platform leverages real-world evidence (RWE) to support doctors in their efforts to maintain patient treatment plans

ROCHESTER, Mich. – July 14, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, today announced that it has signed an agreement with one of the top 5 pharmaceutical companies to drive a new patient affordability initiative. The OptimizeRx platform will leverage RWE to provide visibility to doctors when Medicare patients’ treatment plans are at risk of lapse due to loss of coverage.

Steve Silvestro, OptimizeRx’s Chief Commercial Officer commented, “This kind of initiative supports patients across their care journeys, helping them maintain treatment plans for improved outcomes. Patients often don’t know when they are at risk of entering Medicare coverage gaps, resulting in lapses in treatment. When this happens, a patient’s condition worsens due to being unmanaged. Providers don’t have real-time visibility on this and, as a result, experience an increased burden in managing treatment plans. Patients are often confused and have questions left unanswered, creating further challenges and the need to create entirely new care management plans.”

Rebecca Love, RN, MSN, FIEL, added, “On the provider experience – patients have come back for follow-up visits 6 months later, without having taken their treatments. The patients are angry, and their treatment plans are now at-risk. Many of these patients are re-hospitalized due to non-adherence to treatment and lose all the progress they would have made.”

OptimizeRx’s RWE engine will be used in determining when to notify physicians that patients in their panel may be eligible for financial assistance. The program will help ensure that patients who qualify can continue to adhere to a physician’s preferred treatment plan without interruption due to new and unexpected out-of-pocket costs.

The Company’s robust AI-powered solution can make a compelling difference in patients’ lives affected by coverage gaps. Evidence-based engagement deploys real-world data, delivering real-time care support information at the point-of-care to clinicians during critical points in a patient's care journey. OptimizeRx’s omni-channel platform provides growing reach to specialists across the nation including over 50% of oncologists, 86% of cardiologists, and 45% of immunologists. The strong adoption rate across fast growing specialty therapeutic areas continues to validate the pragmatic benefits of effectively using technology in the seamless support of physicians at critical junctures of the patient care journey.

“These types of awareness programs ― which are made possible with RWE applied on the OptimizeRx platform ― keep the possibility of coverage lapses top-of-mind for providers with patients who are at risk of coverage gaps,” noted Silvestro. “Leveraging RWE in this way enables providers to have proactive conversations with their patients concerning coverage gaps without lapses in treatment, thus creating an environment for increased positive treatment outcomes.”

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com